Exhibit 99.1

OCONEE FEDERAL FINANCIAL CORP. ANNOUNCES THREE MONTH AND YEAR ENDED FINANCIAL RESULTS

Seneca, South Carolina (August 15, 2014) — Oconee Federal Financial Corp. (Nasdaq: OFED) (the “Company”), the holding company for Oconee Federal Savings and Loan Association (“Oconee Federal”), announced today net income of $854 thousand, or $0.15 per diluted share, for the three months ended June 30, 2014, compared to net income of $1.1 million, or $0.18 per diluted share, for the three months ended June 30, 2013.  The Company had net income of $3.6 million, or $0.64 per diluted share, for the year ended June 30, 2014, compared to net income of $4.0 million, or $0.67 per diluted share, for the same period in 2013.

June 30, 2014 Three Months and Year Ended:

•                  Strong earnings amidst a continued low interest rate environment.

•                  Continued strong asset quality as evidenced by decreased levels of nonperforming loans to total loans and nonperforming assets to total assets and the decrease in our provision for loan losses to $108 thousand for the year ended June 30, 2014 from $260 thousand for the year ended June 30, 2013.

•                  Eight consecutive quarterly dividends of $0.10 per share for the years ended June 30, 2014 and 2013.

•                  Repurchased 99,070 shares of common stock during the year ended June 30, 2014.

“We had another strong year in FY 2014.  In this current low interest rate environment, our net interest income decreased slightly for the year ended June 30, 2014 as compared with the year ended June 30, 2013, and we incurred costs related to our pending merger with Stephens Federal Bank, which increased our noninterest expenses significantly for FY 2014 as compared with 2013” stated T. Rhett Evatt, Chief Executive Officer.  “However, we were encouraged to see a moderate increase in demand for loans and a halting of the early loan payoffs we were experiencing during the first three quarters of FY 2013 due to low mortgage rates in the market place that were much lower than rates we could offer.  We believe the modest loan growth trend will continue, and the addition of the new markets by virtue of our pending merger with Stephens Federal Bank will open up greater opportunities to increase our depositor base and expand our lending potential.”

As indicated in our press releases filed on February 26, 2014 and May 6, 2014, the Company, Oconee Federal and Oconee Federal, MHC, the Company’s parent and Stephens Federal Bank, a federally chartered mutual savings bank (“Stephens Federal”) entered into a definitive merger agreement (as amended, the “Merger Agreement”).  The effect of the merger will result in Stephens Federal being merged into Oconee Federal, with the surviving institution being Oconee Federal.  Our applications were filed with both the Office of the Comptroller of Currency and the Federal Reserve Board on May 8, 2014.  “Our plan is to effect the legal closing of the merger on October 1, 2014, pending approval by both regulatory agencies,” stated H. Allen Salter, Senior Vice President and Chief Financial Officer.  “We are excited about this opportunity to expand our geographical footprint beyond Oconee County, South Carolina.  The merger will bring two institutions together with similar cultures and a long history in their respective communities of exceptional customer service.  The effect of the merger will result in an approximate increase in asset size of $150 million.”

Results of Operations

Interest income decreased by $106 thousand, or 3.2%, to $3.3 million for the three months ended June 30, 2014 from $3.4 million for the three months ended June 30, 2013.  The decrease was the result of the decrease in the average balance of our interest-earning assets of $11.1 million to $345.3 million for the three months ended June 30, 2014 from $356.4 million for the three months ended June 30, 2013. The yields on our interest-earning assets remained the same at 3.77% for both three months ended.  Interest expense decreased to $324 thousand for the three months ended June 30, 2014 from $468 thousand for the three months ended June 30, 2013.  The decline in interest expense reflected both a decrease in the average rate paid on deposits during the three months ended June 30, 2014 to 0.48% from 0.65% during the three months ended June 30, 2013 and a decrease in the average balance of interest-bearing deposits to $273.0 million for the three months ended June 30, 2014 from $289.1 million for the three months ended June 30, 2013.

Net interest income was $2.9 million for the three months ended June 30, 2014 and 2013.  Net interest margin for the three months ended June 30, 2014 increased to 3.39% from 3.24% for the three months ended June 30, 2013.  This increase in net interest margin is reflective of the decrease in our average cost of funds to 0.48% for the three months ended June 30, 2014 from 0.65% for the three months ended June 30, 2013, while maintaining a consistent yield on interest-earning assets of 3.77% for both the three months ended June 30, 2014 and 2013.

Interest income decreased by $1.0 million, or 7.3%, to $13.0 million for the year ended June 30, 2014 from $14.0 million for the year ended June 30, 2013.  The decrease was the result of both a decline in the average balance of interest-earning assets and a decline in the yield on interest earning assets during the year ended June 30, 2014 as compared to the year ended June 30, 2013.  The average balance of interest-earning assets decreased to $347.9 million for the year ended June 30, 2014 from $363.9 million for the year ended June 30, 2013.  The yield on interest earning assets declined to 3.73% for the year ended June 30, 2014 from 3.85% for the year ended June 30, 2013.  The decline in the average balance of our interest-earning assets is primarily the result of the decline in our cash and cash equivalents resulting from the decline in our deposits during the year ended June 30, 2014.  Total deposits decreased to $281.0 million at June 30, 2014 from $292.4 million at June 30, 2013.  Interest expense decreased to $1.5 million for the year ended June 30, 2014 from $2.2 million for the year ended June 30, 2013.  The decrease reflected a decrease in the average rate paid on deposits during the year ended June 30, 2014 to 0.53% from 0.75% during the year ended June 30, 2013 and a decrease in the average balance of interest-bearing deposits to $280.3 million for the year ended June 30, 2014 from $288.1 million for the year ended June 30, 2013.

Net interest income decreased by $322 thousand, or 2.7%, to $11.5 million for the year ended June 30, 2014 compared to $11.8 million for the same period in 2013.  The net interest margin for the year ended June 30, 2014 was 3.30%, up 5 basis-points from 3.25% for the year ended June 30, 2013.  This increase in net interest margin was solely due to the decrease in our cost of funds as our cost of funds declined to 0.53% for the year ended June 30, 2014 from 0.75% for the year ended June 30, 2013.

Noninterest income for the three months ended June 30, 2014 decreased by $78 thousand, or 41.5%, to $110 thousand from $188 thousand for the same period in 2013.  The decrease was a result of a decrease in the gain on sales of securities to $19 thousand for the three months ended June 30, 2014 from $119 thousand for the three months ended June 30, 2013.  For the year ended June 30, 2014, noninterest income increased $198 thousand, or 48.3%, to $608 thousand from $410 thousand for the year ended June 30, 2013.  The increase in noninterest income is reflective of increases in income on bank owned life insurance of $242 thousand, or 372.3%, to $307 thousand for the year ended June 30, 2014 from $65 thousand for the year ended June 30, 2013 and gain on sales of securities of $101 thousand, or 75.9%, to $234 thousand for the year ended June 30, 2014 from $133 thousand for the year ended June 30, 2013.  The dramatic increase in income from bank owned life insurance results from the purchase of $8.0 million of bank owned life insurance in April of 2013.  The year ended June 30, 2013 only recorded approximately three months of income on our investment.  The increase in gain on sales of securities is due to an increase in sales of securities during 2014 for additional cash liquidity needed to respond to the increase in loan demand and declining deposit balances.

Noninterest expense for the three months ended June 30, 2014 increased by $214 thousand, or 14.6%, to $1.7 million from $1.5 million for the same period in 2013.  The increase is primarily related to an increase in professional and supervisory fees of $159 thousand, or 123.3%, to $288 thousand for the three months ended June 30, 2014 from $129 thousand for the three months ended June 30, 2013.  The increase in professional and supervisory fees is attributable to merger related expenses of $198 thousand for the three months ended June 30, 2014 and no merger related expenses for the same period in 2013.  Merger related expenses consist of legal, consulting, and accounting expenses incurred in connection with the due diligence work and application process of the planned merger of Stephens Federal Bank.  Noninterest expense for the year ended June 30, 2014 increased $811 thousand, or 14.8%, to $6.3 million for the year ended June 30, 2014 from $5.5 million for the year ended June 30, 2013.  The increase in noninterest expenses is reflective of increases in salaries and employee benefits of $261 thousand, or 7.8%, to $3.6 million for the year ended June 30, 2014 from $3.4 million related to the year ended June 30, 2013 and professional and supervisory fees of $338 thousand, or 77.7%, to $773 thousand from $435 thousand for the same periods ended.  The increase in salaries and employee benefits is due to an increase during 2014 in salaries for several officer promotions, including the promotion of our Controller, H. Allen Salter, to the position of Senior Vice President and Chief Financial Officer.  Normal annual pay increases are included in the overall increase as well.  Additionally, compensation expense associated with our ESOP increased by approximately $118 thousand, of which $91 thousand is related to additional discretionary contributions made to the ESOP during the year ended June 30, 2014. The remaining increase is the result of increase in our stock price during the year, which results in higher compensation cost associated with the ESOP.

We recorded a provision for loan losses of $26 thousand for the three months ended June 30, 2014, compared with a provision of $3 thousand for the three months ended June 30, 2013.  Net charge-offs for the three months ended June 30, 2014 and 2013 were $0.  The provision for loan losses for the year ended June 30, 2014 was $108 thousand compared with a provision of $260 thousand for the year ended June 30, 2013.  Net charge-offs for the year ended June 30, 2014 were $3 thousand compared with $366 thousand for the year ended June 30, 2013.  The 2013 net charge-offs were inflated due to one large one-to-four family residential real estate loan charge off during the three months ended March 31, 2013 of $277 thousand.  No significantly large loans were charged off during the year ended June 30, 2014.

The decrease in our provision for loan losses is primarily a reflection of improvements in our loan quality as evidenced by the aforementioned decrease in net charge-offs as well as improvements in past dues and nonperforming loans.  Our ratio of nonperforming loans to total loans decreased to 0.71% at June 30, 2014 from 0.89% at June 30, 2013, and our ratio of nonperforming assets to total assets decreased to 0.66% from 0.82% for the same periods.  Our total impaired loans decreased modestly to $1.6 million at June 30, 2014 from $1.7 million at June 30, 2013; however, the amount of impairment on impaired loans was slightly higher at $52 thousand at June 30, 2014 compared with $27 thousand at June 30, 2013. Overall, our allowance for loan losses to total loans remains relatively consistent at 0.37% at June 30, 2014 compared with 0.34% at June 30, 2013.

Financial Condition at June 30, 2014 and June 30, 2013

Our total assets decreased by $9.6 million, or 2.6%, to $360.5 million at June 30, 2014 from $370.1 million at June 30, 2013.  This decrease is a result of a decrease in cash and cash equivalents of $26.1 million, or 68.7%, to $11.9 million at June 30, 2014 from $37.9 million at June 30, 2013.  Of the $26.1 million decrease in cash, $11.4 million was related to the decrease in our deposits.  Deposits decreased to $281.0 million at June 30, 2014 from $292.4 million at June 30, 2013.  The decline in our total deposits is attributed to the sustained low interest rate environment as some depositors seek higher yields in the securities markets.  The remaining decrease in cash and cash equivalents is attributed to the increase in net loans of $8.8 million, or 4.0%, to $229.9 million at June 30, 2014 from $221.2 million at June 30, 2013, reflecting the increased demand during the year 2014 as compared with 2013, and an increase in total investment securities of $7.8 million, or 8.1%, to $103.8 million at June 30, 2014 from $96.0 million at June 30, 2013.  The increase in our investment securities is a reflection of our efforts to decrease the amount of cash held in low earning correspondent accounts and increase the amount invested in higher-yielding debt securities.  Total equity increased $819 thousand to $77.0 million at June 30, 2014 from $76.2 million at June 30, 2013.  The increase is the result of net income for the year ended June 30, 2014 of $3.6 million plus a decrease in accumulated other comprehensive loss of $412 thousand and the approximate $600 thousand net positive effects of a reduction in the unearned ESOP balance and recognition of compensation expense associated with our equity incentive plans, which both increase equity. These increases to equity were offset by treasury stock repurchases of $1.6 million and dividends of $2.2 million.

Cash Dividend Declared

Total dividends paid during the three months ended June 30, 2013 were $584 thousand.  Total dividends paid during the year ended June 30, 2014 were $2.2 million.  On July 24, 2014, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per share of the Company’s common stock payable to stockholders of record as of August 7, 2014, which is to be paid on or about August 21, 2014.

Stock Repurchase Program

During the three months and year ended June 30, 2014, the Company repurchased 1,500 and 99,070 shares, respectively, of its common stock at a weighted average purchase price of $17.70 and $16.04, respectively, pursuant to the authorized stock repurchase program approved by the Board of Directors on June 19, 2013.  Of the 150,000 shares approved pursuant to this program, 111,600 shares have been purchased.  The timing of the purchases of the remaining 38,400 shares will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital.

About Oconee Federal

Oconee Federal Financial Corp. (NASDAQ Capital Market: OFED) is the holding company of Oconee Federal Savings and Loan Association.  Oconee Federal Savings and Loan Association is a federally chartered savings and loan association founded in 1924 and headquartered in Seneca, South Carolina.  Oconee Federal Savings and Loan Association is a community oriented financial institution operating four full-service branch locations in Oconee County, South Carolina.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Company’s and the Association’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or otherwise.

Investor/Media Contact:

H. Allen Salter, CPA

Chief Financial Officer

Oconee Federal Financial Corp.

201 East North Second Street

Seneca, South Carolina

864-882-2765

Oconee Federal Financial Corp.

Selected Financial Information

	June 30, 2014	June 30, 2013 *
	(Dollars in thousands)
	(Unaudited)
Financial condition data:
Total assets	$360,501	$370,095
Investment securities	103,806	96,024
Loans receivable, net	229,931	221,163
Deposits	281,015	292,422
Total equity	76,981	76,162

	(Unaudited)
Condition ratios:
Total equity to total assets	21.35%	20.58%

Total capital to risk weighted assets	42.31%	44.29%
Tier I capital to risk weighted assets	41.73	43.83
Tier I capital to adjusted total assets	19.61	19.62

Total nonperforming loans to total loans	0.71%	0.89%
Total nonperforming assets to total assets	0.66	0.82
Total nonperforming assets to loans and real estate owned	1.03	1.35
Allowance for loan losses as a percentage of total loans	0.37	0.34
Allowance for loan losses as a percentage of nonperforming loans	51.91	37.81

* Derived from audited consolidated financial statements

	For the Three Months Ended				For the Year Ended
	June 30, 2014		June 30, 2013		June 30, 2014		June 30, 2013 *
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Operating data:
Interest and dividend income	$3,253		$3,359		$12,976		$13,992
Interest expense	324		468		1,480		2,174
Net interest income	2,929		2,891		11,496		11,818
Provision for loan losses	26		3		108		260
Non-interest income	110		188		608		410
Non-interest expenses	1,676		1,462		6,307		5,496
Income before income taxes	1,337		1,614		5,689		6,472
Income taxes	483		547		2,050		2,432
Net income	$854		$1,067		$3,639		$4,040

Basic net income per share	$0.15		$0.18		$0.64		$0.67
Diluted net income per share	$0.15		$0.18		$0.64		$0.67
Dividends declared per share	$0.10		$0.10		$0.40		$0.40

	(Unaudited)
Performance ratios:
Return on average assets	0.95%		1.14%		1.00%		1.08%
Return on average equity	4.46		5.50		4.78		5.00
Interest rate spread	3.29		3.12		3.20		3.10
Net interest margin	3.39		3.24		3.30		3.25
Average interest-earning assets to average interest-bearing liabilities	1.26	x	1.23	x	1.24	x	1.26	x

* Derived from audited consolidated financial statements